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                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                                LORAL ORION, INC.



         Loral Orion, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation") does hereby certify that:

         The amendment to the Certificate of Incorporation of the Corporation set forth below has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware:

         1. The Certificate of Incorporation of the Corporation is hereby amended by striking Paragraph 1 in its entirety and inserting in lieu thereof the following:

                  "1.      The name of the corporation (the "Corporation") is:
                           Loral CyberStar, Inc."

         IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be duly executed and acknowledged in accordance with Section 103 of the General Corporation Law of the State of Delaware.

                                LORAL CYBERSTAR, INC.


                                By: /s/ Avi Katz
                                    -------------------------------------------
                                     Avi Katz
                                        Vice President and Assistant Secretary